UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 24, 2013

HECKMANN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33816	26-0287117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14646 N. Kierland Blvd., Suite 260, Scottsdale, Arizona 85254

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code

(602) 903-7802

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Heckmann,” “Company,” “we,” “us,” and “our” refer to the Heckmann Corporation, unless the context otherwise provides.

Item 8.01	Other Events.

On April 24, 2013, the Superior Court of the State of California, County of Riverside, entered an order preliminarily approving the proposed settlement of the state derivative lawsuit captioned Hess v. Richard Heckmann et al., Case No. INC 10010407 (the “Derivative Action”). The proposed settlement is subject to final approval by the Superior Court of California. As required by the order, the Notice of Pendency and Proposed Settlement of Shareholder Derivative Action (the “Notice”) is attached to this Current Report on Form 8-K as Exhibit 99.1, and incorporated herein by reference. The Notice and the complete Stipulation of Settlement, dated April 1, 2013, are available on our website at http://ir.heckmanncorp.com/phoenix.zhtml?c=217286&p=irol-DerivativeSettlement. Information contained in or accessible through our website does not constitute part of, and is not incorporated into, this Current Report on Form 8-K.

The proposed settlement does not involve the stockholder class action captioned In re Heckmann Corporation Securities Litigation, Case No. 1:10-cv-00378-LPS-MPT, which is currently pending in the United States District Court for the District of Delaware.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description of Exhibit

99.1	Notice of Pendency and Proposed Settlement of Shareholder Derivative Action.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECKMANN CORPORATION

Date: May 3, 2013	By:	/s/ Damian C. Georgino
Damian C. Georgino
Executive Vice President, Corporate Development and Chief Legal Officer

EXHIBIT INDEX

Number	Description of Exhibit

99.1	Notice of Pendency and Proposed Settlement of Shareholder Derivative Action.